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                                                                 Exhibit (h)(20)

                          NORTHERN INSTITUTIONAL FUNDS

                         ADDENDUM NO. 11 TO THE REVISED
                     AND RESTATED TRANSFER AGENCY AGREEMENT

     This Addendum, dated as of the ____ day of July, 2003 is entered into between Northern Institutional Funds (the "Trust"), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

     WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993, Addendum No. 2 dated March 25, 1994, Addendum No. 3 dated January 22, 1997, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated January 27, 1998, Addendum No. 6 dated March 31, 1998, Addendum No. 7 dated October 5, 1999, Addendum No. 8 dated March 1, 2001 and Addendum No. 9 dated July 31, 2001 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of shares in the Diversified Assets Portfolio, Government Portfolio, Tax-Exempt Portfolio, Government Select Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio, International Equity Index Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio, Core Bond Portfolio and the Liquid Assets Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust is establishing the Prime Obligations Portfolio (the "Portfolio"), and it desires to retain the Transfer Agent to render transfer agency and other services with respect to the Portfolio and each Class of shares within the Portfolio and the record and/or beneficial owners thereof, and the Transfer Agent is willing to render such services;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Trust hereby appoints the Transfer Agent as transfer agent with respect to the Portfolio on the terms and for the periods set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

     2. Capitalized Terms. From and after the date hereof, the term "Current Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

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     3.   Miscellaneous. Except to the extent supplemented hereby, the Transfer
          Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

                                           NORTHERN INSTITUTIONAL FUNDS


Attest:                                    By:
        -------------------------------        ---------------------------------

                                           Name:
                                                 -------------------------------

                                           Title:
                                                  ------------------------------


                                           THE NORTHERN TRUST COMPANY


Attest:                                    By:
        -------------------------------        ---------------------------------

                                           Name:
                                                 -------------------------------

[SEAL]                                     Title:
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